SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K





         Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




   Date of Report (date of event reported):  January 18, 2000.



                      ATOMIC GIANT.COM INC.
     (Exact name of registrant as specified in its charter)


                 Commission File Number: 0-26027

                 UTAH                          87-0626333
   (State or other jurisdiction of          (I.R.S. Employer
    incorporation or organization)         Identification No.)


      4643 North Mile High Drive
             Provo, Utah                          84604
   (Address of principal executive             (Zip Code)
               offices)


         Registrant's Telephone Number:  (801) 373-3990


                         NOT APPLICABLE
      (Former name, former address and former fiscal year,
                  if changed since last report)

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            ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

     On January 5 and January 6, 2000, the board of directors of Atomic Giant.com Inc., a Utah corporation ("Company"), executed unanimous written consents making certain changes in management. On January 5, 2000, Joseph Ollivier was appointed a director to fill a vacancy created by the resignation of Scott Frazier. Effective at 5:00 p.m. on January 18, 2000, Miles Pitcher and Joshua Miller will resign as officers and directors, and the following persons will be appointed officers and directors:

          Joseph Ollivier     Chairman of the Board, Chief
                              Financial Officer and Secretary

          Steven Lloyd        President, Chief Executive
                              Officer, and Director

          Josh James          Director

          Tracy Livingston    Director

     The following table shows the number of shares of the Company's common stock beneficially owned by the new management members.

                                 Common       Options       Percent
                                 Shares          or           of
                                             Warrants(1)    Class(2)
Joseph Ollivier                  45,000        75,000        13.3

Steven Lloyd (2)                 200,000       25,000        26.5

Josh James                         -0-         25,000         2.9

Tracy Livingston                   -0-         25,000         2.9
_____________________

     (1) Each of the new directors was granted an option to purchase 25,000 shares of the company's common stock at an exercise price of $2.25 exercisable on or before December 31, 2002, as an inducement to accept the position of director of the Company.

     (2) These figures represent the percentage of ownership of the named individuals assuming each of them alone has exercised his or her options or warrants.

     (3) See Item 2, below, for information regarding the transaction in which Mr. Lloyd acquired his shares.
________________________
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     The change in management was effected in connection with the recent acquisition of certain computer software and internet assets from Steven Lloyd described in Item 2, below, and the objective of the Company to implement a business based on these products.

          ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On January 5, 2000, the Company exercised its rights under the letter agreement dated October 6, 1999, to acquire from Steven Lloyd all of the computer software programs and websites (including domain names) designated as WebTest, Forman, Userpro, Visual Telnet, File Manager, Ping Pong, Sentinel, E-Read, Datigent.com, Datigent.org, Datigent.net, Inshift.com, Inshift.org, and Inshift.net which are used or useful for offering and performing computer diagnostic and improvement functions (collectively referred to as the "Product"). The consideration for the acquisition consisted of yd to the Corporation, 200,000 shares of the Corporation's restricted common stock valued at $2.00 per share, or a total of $400,000. The transaction was closed on January 18, 2000.

           ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements.  None.

(b)  Exhibits.  Attached as Exhibit No. 1 (SEC Ref. Ex-10) is the
Letter of Intent, Dated October 6, 1999, pertaining to the purchase of certain assets from Steven Lloyd.


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     EFFECTIVE as of the day and year first above written.

                                   ATOMIC GIANT.COM, INC.

DATED: January 18, 2000           By: /s/ Miles Pitcher,President

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